EXHIBIT 10.3

                                    AGREEMENT


     THIS AGREEMENT, dated as of the 29th day of February, 2000, is by and between BIOMATRIX, INC., a Delaware corporation with its principal place of business at 65 Railroad Avenue, Ridgefield, New Jersey 07657 (the "Employer"), and Endre A. Balazs, an individual residing at 200 Old Palisade Road, Fort Lee, New Jersey 07024 (the "Employee").

     ss. 1. Prior Agreements. All prior agreements between the parties relating to the employment of the Employee, including, without limitation, the agreement between the parties dated as of December 30, 1988 (as amended), are hereby terminated and superceded by this Agreement, provided, however, that this Agreement shall not affect in any manner the Change in Control Agreement between the parties dated on or about the date hereof..

     ss. 2. Compensation. The Employee has agreed to be an at-will employee of the Employer and that the Employees' compensation for the services rendered by the Employee to the Employer shall be determined each year by the Employer's Compensation Committee.

     ss. 3. Agreement Not to Compete. The Employee agrees that during the term of his employment with the Employer and for a period of eighteen months thereafter (the "post termination period"), the Employee shall not, within the United States of America or its Territories or Possessions, or within any other country in which the Employer conducts its business or distributes any of its products (determined in each case as of the date of termination of the Employee's employment), engage in business with, be employed by, or consult or advise for any commercial entity which develops, manufactures, sells, or distributes products that compete with products then manufactured, sold, or distributed or the development of which is being actively pursued by the Employer, to the extent that such products of the Employer are based upon any Confidential Information (as defined below) or covered by patents issued or pending on the date of termination of the Employee's employment, provided, however, (i) that during the post termination period the severance arrangements (if any) of the Employee shall be determined by the Compensation Committee of the Employer, and (ii) that, with respect to the post-termination employment period, any such employment or consulting by the Employee shall be prohibited only if it relates to the commercial development, commercial application or other commercial exploitation of products that compete with products manufactured, sold, or distributed or the development of which is being actively pursued by the Employer as of the date of termination of the Employee's employment.

     Confidential Information shall mean all nonpublic information which relates directly to the present business of the Employer, including but not limited to any ideas, formulae, processes, know-how, data, test results, raw materials, techniques, models, computer programs, plans, schedules, sketches, notebooks, drawings, process sheets, customer or supplier lists, and financial information.

     ss. 4. Miscellaneous. This Agreement represents the entire understanding and agreement between the parties as to the subject matter hereof. No prior, concurrent or subsequent agreement, whether written or oral, shall be construed to change, amend, alter, repeal or invalidate this Agreement, unless this Agreement is specifically identified in and made subject to such other written agreement. This Agreement may be amended only by a written instrument executed in one or more counterparts by the parties hereto. This Agreement shall be governed by and enforced, determined and construed in accordance with the laws of the State of New Jersey (other than those relating to its conflicts of laws rules).

     IN WITNESS WHEREOF, this Agreement has been executed by the Employer, by its duly authorized officer, and by the Employee, as of the date first above written.

BIOMATRIX, INC.


By:
    ---------------------------------------                -------------------
    H. Stuart Campbell                                     Endre A. Balazs
    Chairman of the Compensation Committee
    and of the Board of Directors